UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Six Days Left Until Voting Deadline:
Nikola Urges Stockholders to Vote NOW!

•Vote by phone at (855) 935-2562, if in North America, or 1-(207) 607-7123, if international
•Vote online at www.proxyvote.com or Robinhood holders vote at www.proxypush.com
•VOTE by 11:59 p.m., Eastern Time on June 29, 2022
•Nikola Chairman Steve Girsky to speak to investors at 12:00 p.m. Eastern Time Today (June 24): https://www.webcast-eqs.com/nikola20220624/en

PHOENIX – June 24, 2022 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy infrastructure solutions, today published the following notice urging stockholders to vote before the Company’s 2022 Annual Meeting of Stockholders to be held virtually on June 30, 2022, at 9:00 a.m. Pacific Time. The voting deadline is June 29, 2022, at 11:59 p.m. Eastern Time.

In addition, today, June 24 at 12:00 p.m. Eastern Time, Nikola Chairman Steve Girsky will speak to investors about the significance of voting FOR Proposal 2. Mr. Girsky will provide voting instructions and answer frequently asked questions from stockholders about the voting process for the Annual meeting. The investor update can be viewed at https://www.webcast-eqs.com/nikola20220624/en.

Nikola urges all stockholders to watch the update and to vote “FOR” Proposal 2 TODAY. Approval of this proposal would allow Nikola to increase the number of authorized shares of the Company’s common stock. As described in the proxy statement, the additional authorized shares would provide Nikola with increased flexibility to support, among other things, the growth of the business.

Nikola is advancing its vision of building a future that has a tangible effect on the world we live in. The Company has achieved several key milestones in the past few months, including:
•Started series production on our battery-electric vehicles (BEV), which are being shipped to dealers for customer deliveries
•Fuel cell electric vehicle (FCEV) pilot testing is underway with select customers
•Continuing to expand our strategic partner network
•Phase 1 of the Coolidge, Arizona manufacturing facility has been completed with a production capacity of 2,500 trucks – construction of the Phase 2 assembly expansion area is in process

About Nikola Corporation
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

INVESTOR INQUIRIES:
investors@nikolamotor.com

MEDIA INQUIRIES

Nicole Rose
nicole.rose@nikolamotor.com
480-660-6893

Colleen Robar
crobar@robarpr.com
313-207-5960

[The following text and images appear in the press release.]

NIKOLA
VOTE NOW
TIME IS RUNNING OUT
KEEP THE FUTURE
MOVING FORWARD

Your YES vote on Proposal 2
allows us to increase the number of shares of our company's common stock and requires an affirmative vote from the majority of all outstanding shares for approval.

VOTING DEADLINE:
June 29, 2022 at 11:59 p.m. ET

VOTE TODAY
PHONE: (855) 935-2562
ONLINE: *proxyvote.com*

By Phone:
Please call Alliance Advisors, Nikola's proxy solicitor, toll-free at (855) 935-2562. International voters call 1-(207) 607-7123. You can also contact Alliance Advisors if you have any questions about voting.

Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant numbers.

By Internet:
If you hold shares in "street name," you can vote by following the instructions shared by your broker, bank or other nominee. Vote at *proxyvote.com*. Please make sure you have your control number when visiting the website.

If you are a Robinhood holder, you can vote your shares at *proxypush.com* and follow the instructions you received.

No further action is required if you have already voted FOR the proposals.

FCEV
NIKOLA

Nikola has achieved several exciting milestones in recent months.

Highlights include:

NIKOLA'S VISION:
We're building a future that has a tangible effect on the world we live in. Together we have the ability to create new solutions to decades-old challenges and lead us to a better tomorrow.

For more information on Nikola and the importance of your vote, visit the Investor Relations page at: *nikolamotor.com/investors.*

NIKOLA®

VOTING DEADLINE: June 29, 2022 at 11:59 p.m., ET